CERTIFICATION

Exhibit 32.1

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, amended, and Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Kambiz Hooshmand, Chief Executive Officer of Applied Micro Circuits Corporation (the “Company”) hereby certifies that, to the best of his knowledge:

(1) The Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.

/S/ KAMBIZ HOOSHMAND
Kambiz Hooshmand President and Chief Executive Officer

Date: May 30, 2007